Exhibit 99.1

For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
tony.cristello@smpcorp.com

Standard Motor Products, Inc. Releases

Fourth Quarter and 2022 Year-End Results;

Announces Segment Reporting Changes

New York, NY, February 22, 2023......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three and twelve months ended December 31, 2022.

Net sales for the fourth quarter of 2022 were $308.2 million, compared to consolidated net sales of $309.9 million during the same quarter in 2021. Earnings from continuing operations for the fourth quarter of 2022 were $8.5 million or $0.39 per diluted share, compared to $20.0 million or $0.89 per diluted share in the fourth quarter of 2021. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2022 were $15.1 million or $0.69 per diluted share, compared to $20.3 million or $0.90 per diluted share in the fourth quarter of 2021.

Consolidated net sales for the twelve months ended December 31, 2022, were $1.37 billion, compared to consolidated net sales of $1.30 billion during the comparable period in 2021.  Earnings from continuing operations for the twelve months ended December 31, 2022, were $73.0 million or $3.30 per diluted share, compared to $99.4 million or $4.39 per diluted share in the comparable period of 2021.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the twelve months ended December 31, 2022 and 2021 were $79.4 million or $3.59 per diluted share and $100.7 million or $4.45 per diluted share, respectively. Our earnings for both the fourth quarter and the full-year 2022 were impacted by the recent announcement of a bankruptcy filing by an Aftermarket customer. We recorded a pre-tax charge of $7.0 million in the fourth quarter related to anticipated losses from this event, which has been treated as a non-operational loss on our GAAP to non-GAAP reconciliation.

Mr. Eric Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are pleased with our full year sales results, up 5.6% from 2021, with both Engine Management and Temperature Control segments performing well. Against a challenging comparison, sales for the fourth quarter dropped a half a percentage point from the same period last year, which was up nearly 10% from 2020.”

By segment, Engine Management sales increased 4% for the full year, on top of 12% growth in 2021. However, fourth quarter sales were down slightly, just over 1%, versus a very strong 2021, which was up 6% over the prior year.  Our customers’ Engine Management POS sales remained robust in the quarter, reflecting continued market strength and demand for our products.

Temperature Control sales remained strong in the fourth quarter on the strength of winter related products and from another long, hot summer. Sales grew 5.2% in the quarter versus last year, and were up nearly 10% for the full year due to a combination of favorable weather, successful pricing initiatives and overall strength in customer demand.

Consolidated operating profit for the quarter, excluding non-operational gains and losses, was 7.9%, in line with the fourth quarter of 2021. Pricing actions taken earlier in 2022, along with various cost reduction initiatives, largely offset ongoing inflationary pressures.

Consolidated operating profit for the full year, excluding non-operational gains and losses, finished at 8.2%, vs. 10.1% in 2021. As we’ve noted many times, 2021 was an anomaly year with many non-recurring benefits associated with emerging from COVID lockdowns while still operating in a very low interest rate environment. Our operating profit of 8.2% was more in line with historical trends despite incurring an additional $20.6 million of customer factoring costs, which negatively affected operating profit by 150 basis points as compared to 2021.

Mr. Sills added, “Today we are announcing our new operating segment, ‘Engineered Solutions’, along with the intent to rename the Engine Management segment to ‘Vehicle Control’. These segment changes, beginning in 2023, will better align the Company’s operating businesses with its strategic focus as well as provide greater clarity into how the Company is positioned to capture growth opportunities of the future.  Please see our separate press release on these changes, also distributed today, along with a supplementary presentation available on the Company’s Investor Relations website. We will discuss in more detail on today’s call.”

As we head into 2023, our outlook for the full year includes an expectation that sales will grow in the low single digits and Adjusted EBITDA will be approximately 10%.

In closing, Mr. Sills commented, “While there still remains uncertainty as it relates to the economy and various global dynamics, we believe our end markets’ resiliency and diversification should continue to afford opportunities for new wins and stable levels of growth throughout 2023 and into the future.”

Conference Call

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, February 22, 2023.  This call will be web cast and can be accessed on the Investor Relations page of our website at www.smpcorp.com and clicking on the SMP Q4'22 Earnings Call Earnings Webcast link.  Investors may also listen to the call by dialing 800-343-1703 (domestic) or 785-424-1226 (international).  Our playback will be made available for dial in immediately following the call.  For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call.  The playback number is 800-723-1517 (domestic) or 402-220-2659 (international). The participant passcode is 73005.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
NET SALES	$308,199	$309,877	$1,371,815	$1,298,816

COST OF SALES	218,635	221,207	989,276	921,885

GROSS PROFIT	89,564	88,670	382,539	376,931

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	72,075	64,231	276,626	247,547
RESTRUCTURING AND INTEGRATION EXPENSES	1,847	226	1,891	392
OTHER INCOME (EXPENSE), NET	70	(1)	113	7

OPERATING INCOME	15,712	24,212	104,135	128,999

OTHER NON-OPERATING INCOME (EXPENSE), NET	(75)	1,247	4,814	3,494

INTEREST EXPENSE	4,335	672	10,617	2,028

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	11,302	24,787	98,332	130,465

PROVISION FOR INCOME TAXES	2,799	4,729	25,206	31,044

EARNINGS FROM CONTINUING OPERATIONS	8,503	20,058	73,126	99,421

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(615)	(1,328)	(17,691)	(8,467)

NET EARNINGS	7,888	18,730	55,435	90,954

NET EARNINGS (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(45)	36	84	68

NET EARNINGS ATTRIBUTABLE TO SMP (a)	$7,933	$18,694	$55,351	$90,886

NET EARNINGS ATTRIBUTABLE TO SMP
EARNINGS FROM CONTINUING OPERATIONS	$8,548	$20,022	$73,042	$99,353
LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(615)	(1,328)	(17,691)	(8,467)
TOTAL	$7,933	$18,694	$55,351	$90,886

NET EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SMP
BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.40	$0.91	$3.37	$4.49
DISCONTINUED OPERATION	(0.03)	(0.06)	(0.82)	(0.39)
NET EARNINGS PER COMMON SHARE - BASIC	$0.37	$0.85	$2.55	$4.10

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.39	$0.89	$3.30	$4.39
DISCONTINUED OPERATION	(0.03)	(0.06)	(0.80)	(0.37)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.36	$0.83	$2.50	$4.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	21,578,194	21,987,480	21,683,719	22,147,479
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,030,263	22,485,032	22,139,981	22,616,456

(a) "SMP" refers to Standard Motor Products, Inc. and subsidiaries.

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED DECEMBER 31,				TWELVE MONTHS ENDED DECEMBER 31,
	2022		2021		2022		2021
	(unaudited)				(unaudited)
Revenues
Ignition, Emission Control, Fuel & Safety
Related System Products	$206,479		$211,919		$824,677		$786,514
Wire and Cable	35,893		33,632		150,566		151,422
Engine Management	242,372		245,551		975,243		937,936

Compressors	28,981		28,666		222,532		206,697
Other Climate Control Parts	34,560		31,738		159,753		141,726
Temperature Control	63,541		60,404		382,285		348,423

All Other	2,286		3,922		14,287		12,457
Revenues	$308,199		$309,877		$1,371,815		$1,298,816

Gross Margin
Engine Management	$69,099	28.5%	$67,776	27.6%	$262,954	27.0%	$267,285	28.5%
Temperature Control	16,675	26.2%	16,670	27.6%	102,640	26.8%	95,138	27.3%
All Other	3,790		4,270		16,945		14,832
Subtotal	$89,564	29.1%	$88,716	28.6%	$382,539	27.9%	$377,255	29.0%
One-Time Acquisition Costs	-	0.0%	(46)	0.0%	-	0.0%	(324)	0.0%
Gross Margin	$89,564	29.1%	$88,670	28.6%	$382,539	27.9%	$376,931	29.0%

Selling, General & Administrative
Engine Management	$42,644	17.6%	$39,485	16.1%	$165,389	17.0%	$149,206	15.9%
Temperature Control	14,436	22.7%	13,192	21.8%	68,666	18.0%	58,144	16.7%
All Other	7,993		11,495		35,569		38,810
Subtotal	$65,073	21.1%	$64,172	20.7%	$269,624	19.7%	$246,160	19.0%
Customer Bankruptcy Charge	7,002	2.3%	-	0.0%	7,002	0.5%	-	0.0%
One-Time Acquisition Costs	-	0.0%	59	0.0%	-	0.0%	1,387	0.1%
Selling, General & Administrative	$72,075	23.4%	$64,231	20.7%	$276,626	20.2%	$247,547	19.1%

Operating Income
Engine Management	$26,455	10.9%	$28,291	11.5%	$97,565	10.0%	$118,079	12.6%
Temperature Control	2,239	3.5%	3,478	5.8%	33,974	8.9%	36,994	10.6%
All Other	(4,203)		(7,225)		(18,624)		(23,978)
Subtotal	$24,491	7.9%	$24,544	7.9%	$112,915	8.2%	$131,095	10.1%
Customer Bankruptcy Charge	(7,002)	-2.3%	-	0.0%	(7,002)	-0.5%	-	0.0%
One-Time Acquisition Costs	-	0.0%	(105)	0.0%	-	0.0%	(1,711)	-0.1%
Restructuring & Integration	(1,847)	-0.6%	(226)	-0.1%	(1,891)	-0.1%	(392)	0.0%
Other Income (Expense), Net	70	0.0%	(1)	0.0%	113	0.0%	7	0.0%
Operating Income	$15,712	5.1%	$24,212	7.8%	$104,135	7.6%	$128,999	9.9%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP EARNINGS FROM CONTINUING OPERATIONS	$8,548	$20,022	$73,042	$99,353

RESTRUCTURING AND INTEGRATION EXPENSES	1,847	226	1,891	392
CUSTOMER BANKRUPTCY CHARGE	7,002	-	7,002	-
ONE-TIME ACQUISITION COSTS	-	105	-	1,711
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(249)	(259)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(2,301)	(86)	(2,312)	(547)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$15,096	$20,267	$79,374	$100,650

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.39	$0.89	$3.30	$4.39

RESTRUCTURING AND INTEGRATION EXPENSES	0.08	0.01	0.08	0.02
CUSTOMER BANKRUPTCY CHARGE	0.32	-	0.32	-
ONE-TIME ACQUISITION COSTS	-	-	-	0.07
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.01)	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.10)	-	(0.10)	(0.02)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.69	$0.90	$3.59	$4.45

OPERATING INCOME

GAAP OPERATING INCOME	$15,712	$24,212	$104,135	$128,999

RESTRUCTURING AND INTEGRATION EXPENSES	1,847	226	1,891	392
CUSTOMER BANKRUPTCY CHARGE	7,002	-	7,002	-
ONE-TIME ACQUISITION COSTS	-	105	-	1,711
OTHER (INCOME) EXPENSE, NET	(70)	1	(113)	(7)

NON-GAAP OPERATING INCOME	$24,491	$24,544	$112,915	$131,095

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$11,302	$24,787	$98,332	$130,465

DEPRECIATION AND AMORTIZATION	7,403	7,083	28,298	27,243
INTEREST EXPENSE	4,335	672	10,617	2,028
EBITDA	23,040	32,542	137,247	159,736

RESTRUCTURING AND INTEGRATION EXPENSES	1,847	226	1,891	392
CUSTOMER BANKRUPTCY CHARGE	7,002	-	7,002	-
ONE-TIME ACQUISITION COSTS	-	105	-	1,711
SPECIAL ITEMS	8,849	331	8,893	2,103

EBITDA WITHOUT SPECIAL ITEMS	$31,889	$32,873	$146,140	$161,839

MANAGEMENT BELIEVES THAT NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS WHICH ARE ATTRIBUTABLE TO SMP, AND NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS.  SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2022	December 31, 2021
	(Unaudited)

ASSETS

CASH	$21,150	$21,755

ACCOUNTS RECEIVABLE, GROSS	173,013	186,774
ALLOWANCE FOR EXPECTED CREDIT LOSSES	5,375	6,170
ACCOUNTS RECEIVABLE, NET	167,638	180,604

INVENTORIES	528,715	468,755
UNRETURNED CUSTOMER INVENTORY	19,695	22,268
OTHER CURRENT ASSETS	25,241	17,823

TOTAL CURRENT ASSETS	762,439	711,205

PROPERTY, PLANT AND EQUIPMENT, NET	107,148	102,786
OPERATING LEASE RIGHT-OF-USE ASSETS	49,838	40,469
GOODWILL	132,087	131,652
OTHER INTANGIBLES, NET	100,504	106,234
DEFERRED INCOME TAXES	33,658	36,126
INVESTMENT IN UNCONSOLIDATED AFFILIATES	41,745	44,087
OTHER ASSETS	27,510	25,402

TOTAL ASSETS	$1,254,929	$1,197,961

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT PORTION OF REVOLVING CREDIT FACILITY	$50,000	$125,298
CURRENT PORTION OF TERM LOAN AND OTHER DEBT	5,031	3,117
ACCOUNTS PAYABLE	89,247	137,167
ACCRUED CUSTOMER RETURNS	37,169	42,412
ACCRUED CORE LIABILITY	22,952	23,663
ACCRUED REBATES	37,381	42,472
PAYROLL AND COMMISSIONS	31,361	45,058
SUNDRY PAYABLES AND ACCRUED EXPENSES	49,990	57,182

TOTAL CURRENT LIABILITIES	323,131	476,369

OTHER LONG-TERM DEBT	184,589	21
NONCURRENT OPERATING LEASE LIABILITY	40,709	31,206
ACCRUED ASBESTOS LIABILITIES	63,305	52,698
OTHER LIABILITIES	22,157	25,040

TOTAL LIABILITIES	633,891	585,334

TOTAL SMP STOCKHOLDERS' EQUITY	610,020	601,580
NONCONTROLLING INTEREST	11,018	11,047
TOTAL STOCKHOLDERS' EQUITY	621,038	612,627

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,254,929	$1,197,961

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED DECEMBER 31,
	2022	2021
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$55,435	$90,954
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	28,298	27,243
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES	17,691	8,467
CUSTOMER BANKRUPTCY CHARGE	7,002	-
OTHER	13,064	7,456
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	6,916	28,464
INVENTORY	(67,495)	(107,609)
ACCOUNTS PAYABLE	(48,604)	33,046
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(5,509)	(843)
SUNDRY PAYABLES AND ACCRUED EXPENSES	(29,089)	13,430
OTHER	(5,242)	(15,044)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(27,533)	85,564

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(1,934)	(125,419)
CAPITAL EXPENDITURES	(25,956)	(25,875)
OTHER INVESTING ACTIVITIES	73	45
NET CASH USED IN INVESTING ACTIVITIES	(27,817)	(151,249)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	111,307	118,346
PURCHASE OF TREASURY STOCK	(29,656)	(26,862)
DIVIDENDS PAID	(23,428)	(22,179)
DIVIDENDS PAID TO NONCONTROLLING INTEREST	-	(540)
PAYMENTS OF DEBT ISSUANCE COSTS	(2,128)	-
OTHER FINANCING ACTIVITIES	(595)	247
NET CASH PROVIDED BY FINANCING ACTIVITIES	55,500	69,012

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(755)	(1,060)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(605)	2,267
CASH AND CASH EQUIVALENTS at beginning of period	21,755	19,488
CASH AND CASH EQUIVALENTS at end of period	$21,150	$21,755